SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No.________

Filed by the registrant       [X]
Filed by a party other than the registrant   [ ]
Check the appropriate box:
    [ ]   Preliminary proxy statement
    [X]   Definitive proxy statement
    [ ]   Definitive additional materials
    [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          LINEAR TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          LINEAR TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
   [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

            --------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

            --------------------------------------------------------------------
        (2) Form, schedule or registration statement no.:

            --------------------------------------------------------------------
        (3) Filing party:

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        (4) Date filed:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

                          LINEAR TECHNOLOGY CORPORATION

                              ---------------------

                    Notice of Annual Meeting of Shareholders
                         To Be Held on November 6, 1996


TO THE SHAREHOLDERS;

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Linear Technology Corporation, a California corporation (the "Company"), will be held on November 6, 1996 at 3:00 p.m., local time, at the Company's principal executive offices, located at 1630 McCarthy Boulevard, Milpitas, California 95035 for the following purposes:

                1. To elect five directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

                2.   To adopt the 1996 Incentive Stock Option Plan.

                3.   To adopt the Senior Executive Bonus Plan.

                4.   To  ratify   the  appointment  of  Ernst  &  Young  LLP  as
         independent auditors of the Company for the fiscal year ending June 29, 1997.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on September 9, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

                                                     FOR THE BOARD OF DIRECTORS


                                                     Arthur F. Schneiderman
                                                     Secretary

Milpitas, California
October 4, 1996

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WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN
THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

----------------------------------------------------------------------------

                          LINEAR TECHNOLOGY CORPORATION

                                   ----------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held November 6, 1996 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 1630 McCarthy Boulevard, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

         These proxy solicitation materials and the Company's Annual Report to Shareholders for the year ended June 30, 1996, including financial statements, were mailed on or about October 4, 1996 to all shareholders entitled to vote at the meeting.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering it to the Company (Attention: Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

         Each shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five directors. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "Proposal 1--Election of Directors." On all other matters, each share has one vote.

         The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Deadline for Receipt of Shareholder Proposals

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than June 6, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Record Date and Voting Securities

         Shareholders of record at the close of business on September 9, 1996 are entitled to notice of and to vote at the meeting. At the record date, 74,328,759 shares of the Company's Common Stock, no par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding. Based on the last reported sale on the Nasdaq National Market on September 9, 1996, the market value of one share of the Company's Common Stock was $32.625.



                        PROPOSAL 1--ELECTION OF DIRECTORS

Nominees

         The Company's Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         The names of the nominees, and certain information about them, are set forth below.


    Name Of Nominee        Age        Principal Occupation        Director Since
    ---------------        ---    -----------------------------   --------------
Robert H. Swanson, Jr. ... 58    President and Chief Executive        1981
                                   Officer of the Company

David S. Lee ............. 59    Chairman, Cortelco Systems           1988
                                   Holding Corp.

Leo T. McCarthy........... 66    President, The Daniel Group          1994

Richard M. Moley.......... 57    Senior Vice President, Cisco         1994
                                    Systems, Inc.

Thomas S. Volpe........... 45    Chief Executive Officer,             1984
                                   Volpe, Welty & Company

         There are no family relationships among the Company's directors and executive officers.

         Mr. Swanson, a founder of the Company, has served as President, Chief Executive Officer and a director of the Company since its incorporation in September 1981. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation, a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe.

         Mr. Lee has been Chairman of the Board of Cortelco Systems Holding Corp., a telecommunications systems and products company, since August 1993. From 1985 until October 1993, he served as President, Chief Executive Officer, and a director of Data Technology Corporation ("DTC"). DTC, a producer of computer peripheral equipment, changed its name to Qume Corporation ("Qume") in June 1988 in connection with the acquisition by DTC of Qume, another producer of computer peripheral equipment. Mr. Lee co-founded Qume in 1973, and served as its Executive Vice President until ITT Corporation ("ITT") acquired Qume in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT Qume Corporation ("ITT Qume") through 1981 and President from 1981 to 1983. From 1983 to 1985, Mr. Lee served as a Vice President of ITT and as a Group Executive and Chairman of ITT's Business Information Systems Group, which was comprised of ITT Qume, Courier Terminal Systems and ITT Information Systems Division. Mr. Lee also serves as a director of CMC Industries, Inc. and Chairman of DTC Data Technology Corporation.

         Mr. McCarthy currently serves as President of The Daniel Group, an international trade consulting firm. Prior to joining The Daniel Group in January 1995, he served three terms as Lieutenant Governor of the State of California. As Lieutenant Governor, Mr. McCarthy served as chair of the
California Commission for Economic Development where he was primarily responsible for helping businesses start and grow. In addition, as Lieutenant Governor, Mr. McCarthy served on the California World Trade

Commission. He led numerous delegations of California companies on selling missions to overseas markets, primarily in Asia. Mr. McCarthy also serves as Chairman of Mednet, Inc., a pharmacy benefit management company.

         Mr. Moley is Senior Vice President, Cisco Systems, Inc., a provider of computer internetworking solutions. Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc. in July 1996. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986, most recently as a Group Vice President. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley also serves as a director of CIDCO, Inc.

         Mr. Volpe is Chief Executive Officer of Volpe, Welty & Company, a private investment banking and risk capital firm. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981. From 1978 to 1981, Mr. Volpe was Vice President and Director of the Science and Technology Group for Blyth Eastman Paine Webber, Inc., an investment banking firm. Mr. Volpe is also a director of National Insurance Group, PharmChem Laboratories, Inc. and a number of privately-held companies.

Vote Required and Recommendation of the Board of Directors

         The nominees receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, shall be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under California law.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.


           PROPOSAL TWO--ADOPTION OF 1996 INCENTIVE STOCK OPTION PLAN

         In July 1996, the Board of Directors adopted and approved the 1996 Incentive Stock Option Plan (the "1996 Plan") and reserved 4,000,000 shares for issuance thereunder, subject to Shareholder approval. As of August 31, 1996, no options or rights have been granted pursuant to the 1996 Plan. The 1996 Plan will replace the Company's 1988 Incentive Stock Option Plan (the "1988 Plan") with respect to future option grants. A total of 16,000,000 shares of Common Stock are currently reserved for issuance under the 1988 Plan, and, as of August 31, 1996, an aggregate of 2,080,360 shares were available for issuance under the 1988 Plan. The Company anticipates continuing to grant options under the 1988 Plan until all such available shares are issued.

         The 1996 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and for the granting to employees and consultants of non-statutory stock options. Unless terminated sooner, the 1996 Plan will terminate automatically in July 2006.

         The Company believes that stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Linear Technology have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these companies for key employees and believes that it must be able to offer comparable packages to attract the caliber of individual necessary to the Company's business.

Vote Required and Recommendation of the Board of Directors

         The affirmative vote of a majority of the votes cast will be required to approve the 1996 Plan, provided such affirmative vote also constitutes a majority of the quorum.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE 1996 PLAN.

         The complete 1996 Plan is attached to this Proxy  Statement as Appendix
A. The essential provisions of the 1996 Plan are outlined below.

Administration

         The 1996 Plan is administered by the Board or a committee appointed by the Board. Such committee may consist of (i) two or more "non-employee" directors in order to grant options to officers and directors in compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or (ii) two or more "outside" directors in order to grant options intended to qualify as "performance-based compensation" under the tax laws. The administrators of the 1996 Plan are referred to herein as the "Administrator."

Eligibility; Limits on Grants

         The 1996 Plan provides that options may be granted to employees, including officers, directors and consultants to the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options are granted and the number of shares subject to each. The 1996 Plan is administered so as to satisfy certain requirements under the federal securities laws, including under the Exchange Act, and the Internal Revenue Code.

         The 1996 Plan limits the discretion allowed to the Administrator in granting options. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to options granted to certain executive officers under the 1996 Plan. Without this provision in the 1996 Plan, the federal tax legislation enacted in August 1993 might limit the Company's ability to deduct such compensation expense. The limitation provides that under the 1996 Plan no employee may be granted in any one fiscal year options to receive more than 500,000 shares of Common Stock (excluding option grants in connection with such person's commencement of service for the Company, in which case such person may receive options for no more than 500,000 shares). See discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options granted under the 1996 Plan.

Terms of Options

         The terms of options granted under the 1996 Plan are determined by the Administrator but may not be longer than ten years. Each option is evidenced by a written agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

                  (a) Exercise of the Option: The Administrator determines when options may be exercisable. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares to be purchased upon exercise of any option may be paid, at the discretion of the Administrator, in cash, check, cashless exercise, or other shares of Common Stock (with some restrictions), or, if specified in the optionee's option agreement, promissory note or other legally permitted consideration at the discretion of the Administrator.

                  (b) Exercise Price: The exercise price under the 1996 Plan is determined by the Administrator, provided that, generally in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and, provided further, that, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted.

                  (c) Termination of Employment: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, an option under the 1996 Plan may be exercised for such period of time as is specified in the option agreement (or if no such time is specified, an option may be exercised for ninety days) after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

                  (d) Disability of Optionee: If an optionee should become totally and permanently disabled (as defined in the Internal Revenue
         Code) while employed by the Company, an option may be exercised within such period of time as is specified in the option agreement (or if no such time is specified, an option may be exercised for twelve months) after termination of employment due to such disability (but in no event later than the date of expiration of the term of the option), but only to the extent such option was exercisable and vested on the date of termination.

                  (e) Death of Optionee: If an optionee should die while employed by the Company, an option may be exercised at any time within such period of time as is specified in the option agreement (or if no such time is specified, an option may be exercised for twelve months) after the date of death (but in no event later than the date of expiration of the term of the option), but only to the extent such options were exercisable and vested on the date of death.

                  (f) Termination of Options: Stock options granted under the 1996 Plan expire as determined by the Administrator, but in no event later than ten years from the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may not be greater than five years. Under the form of option agreement currently used by the Company, options generally expire ten years from the date of grant.

                  (g) Non-transferability of Options: Unless otherwise specified by the Administrator, options are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

                  (h) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Administrator.

Changes in Capitalization

         In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment will be made in the number of shares reserved for issuance under the 1996 Plan and in the number of shares subject to outstanding options under the 1996 Plan, as well as in the price per share of Common Stock covered by such options. Such adjustment will be made by the Board of Directors, whose determination is final, binding and conclusive.

          In the event of the proposed dissolution or liquidation of the Company, options outstanding under the 1996 Plan will terminate immediately prior to such action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, outstanding options must be assumed or an equivalent option must be substituted by the successor entity, unless the Administrator determines, in its sole discretion, to make the options fully vested and immediately exercisable for a period of thirty days, after which they will terminate.

Amendment and Termination of the Plan

         The Board of Directors may amend the 1996 Plan at any time, or may terminate the 1996 Plan, without approval of the Shareholders; provided, however, that Shareholder approval is required for any amendment to the 1996 Plan for which Shareholder approval would be required under the Internal Revenue Code or other applicable rules, and no action by the Board of Directors or Shareholders may unilaterally impair any option previously granted under the 1996 Plan. In any event, the 1996 Plan will terminate in July 2006. Any options outstanding under the 1996 Plan at the time of its termination will remain outstanding until they expire by their terms.

Tax Information

         The following is a summary of the effect of federal income taxation with respect to the grant and exercise of options under the 1996 Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

         Incentive Stock Options

         An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         Non-statutory Stock Options

         All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the option's exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Participation in the 1996 Plan

         The grant of options under the 1996 Plan to eligible employees and consultants, including the officers listed in the Summary Compensation Table below (the "Named Officers"), is subject to the discretion of the Administrator. No options have been granted pursuant to the 1996 Plan.

         The foregoing description of the 1996 Plan is merely a summary and is qualified by reference to the 1996 Plan itself, which is attached as Appendix A. For more detailed information regarding the 1996 Plan see Appendix A.


           PROPOSAL THREE--ADOPTION OF THE SENIOR EXECUTIVE BONUS PLAN

         The Senior Executive Bonus Plan (the "Bonus Plan") provides the Company's senior key executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company. The Compensation Committee (the "Committee") of the Board of Directors has approved the adoption of the Bonus Plan.

Background and Reasons for Adoption

         The Company has a performance-based bonus plan similar to the Bonus Plan, pursuant to which the Company rewards management for achieving certain performance objectives. However, under section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in section 162(m). The Bonus Plan is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to its executives. The Company will continue to operate its current bonus plan, as well, for the compensation of senior executives and other key employees for whom section 162(m) is not an issue.

Vote Required and Recommendation of the Board of Directors

         The affirmative vote of a majority of the votes cast will be required to approve the Bonus Plan, provided such affirmative vote also constitutes a majority of the quorum.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE SENIOR EXECUTIVE BONUS PLAN.

Description of the Bonus Plan

         The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation.

Purpose of the Bonus Plan

         The Bonus Plan is intended to increase shareholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.

Administration of the Bonus Plan

         The Bonus Plan will be administered by the Committee in accordance with
(1) the express provisions of the Bonus Plan and (2) the requirements of section 162(m).

Eligibility to Receive Awards

         Participation in the Bonus Plan is determined annually in the discretion of the Committee. In selecting participants for the Bonus Plan, the Committee will choose officers of the Company who are likely to have a significant impact on Company performance and be highly compensated. For fiscal 1997, the participants in the Bonus Plan are Messrs. Swanson and Davies. Participation in future years will be in the discretion of the Committee, but it currently is expected that two to nine officers will participate each year.

Target Awards and Performance Goals

         For each fiscal year, the Committee will establish: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals. The performance measures which the Committee may use are: (1) annual revenue, and (2) operating income expressed as a percent of sales.

         For fiscal 1997, the Committee has established for the two Bonus Plan participants a combined performance goal with respect to: (1) operating profit return on sales (i.e. fiscal 1997 operating profit as a percentage of revenue), and (2) revenue growth from fiscal 1996 to fiscal 1997. The Committee has also established a formula, with such measurements as variables, which will determine actual awards.

Determination of Actual Awards

         After the end of each fiscal year, the Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Committee. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the Bonus Plan may exceed $3 million for any fiscal year.

         The Bonus Plan contains a continuous employment requirement. If a participant terminates employment with the Company prior the end of a fiscal year, he or she generally will not be entitled to the payment of an award for the fiscal year. However, if the participant's termination is due to retirement, disability or death, the Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate.

         Awards under the Bonus Plan generally will be payable in cash after the end of the fiscal year during which the award was earned.


         PROPOSAL 4--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending June 29, 1997, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation of the Board of Directors

         The affirmative vote of a majority of the votes cast will be required to approve the appointment of Ernst & Young LLP as the Company's Independent Auditors.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 29, 1997.

                                OTHER INFORMATION
                          REGARDING SECURITY OWNERSHIP,
                             DIRECTORS AND OFFICERS

Security Ownership

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of September 9, 1996, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the Named Officers, (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.


                                                                     Percentage
                                          Shares Beneficially       Beneficially
               Beneficial Owner                 Owned                  Owned
------------------------------------      -------------------       ------------
FMR Corp. (1) ...........................    9,905,780                 13.3%
   82 Devonshire Street
   Boston, MA 02109
Robert H. Swanson, Jr.(2) ...............      304,864                  *
Robert C. Dobkin(3) .....................      314,838                  *
Clive B. Davies(4) ......................      401,064                  *
Paul Coghlan(5) .........................      254,612                  *
Hans J. Zapf(6) .........................      122,800                  *
Thomas S. Volpe(7) ......................       24,000                  *
David S. Lee(8) .........................       16,000                  *
Leo T. McCarthy(8) ......................       16,000                  *
Richard M. Moley(7) .....................       24,000                  *
All directors and executive officers
  as a group (14 persons)(2)(3)(9) ......    1,695,178                  2.3
---------------------------

*     Less than one percent of the outstanding  Common Stock.

(1) As reported by FMR Corp. ("FMR") as of September 9, 1996. Includes 7,987,540 shares beneficially owned by Fidelity Management & Research Company ("FMRC") and 1,918,240 shares beneficially owned by Fidelity Management Trust Company ("FMTC"), both wholly-owned subsidiaries of FMR. FMR has sole voting power with respect to 1,050,240 shares and has sole investment power with respect to 9,905,780 shares beneficially owned by FMRC and FMTC.
(2) Includes 219,864 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila L. Swanson Trust U/D/T dated May 27, 1976. Includes 85,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(3) Includes 229,838 shares issued in the name of Robert C. Dobkin and Kathleen C. Dobkin Trustees of the Dobkin Family Trust U/D/T 9/16/91. Includes 85,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(4) Includes 242,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(5) Includes 236,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(6) Includes 111,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(7) Consists of 24,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(8) Consists of 16,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.
(9) Includes 1,056,000 shares issuable pursuant to options exercisable within 60 days of September 9, 1996.

Board Meetings And Committees

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended June 30, 1996. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

         The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held four meetings during the last fiscal year. The Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers, and administers the Company's incentive stock plans.

Director Compensation

         The Company currently pays to each non-employee director an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors attended.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee currently consists of directors Lee, McCarthy, Moley and Volpe. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that during the year ended June 30, 1996, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except that Hans J. Zapf, Vice President International Sales, failed to report one transaction on a Form 4 in a timely manner on one occasion.


Executive Compensation

         The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended
June 30, 1996, by the Named Officers:

                           Summary Compensation Table


                                                                Underlying       All Other
Name and Principal Position      Year     Salary    Bonus(1)      Options     Compensation(2)
-----------------------------    ----    -------    --------    ----------    ---------------

Robert H. Swanson, Jr .........  1996   $234,135    $958,361      200,000        $32,936
  President and Chief            1995    227,415     679,974           --         23,586
  Executive Officer              1994    225,263     525,344      200,000         17,223

Clive B. Davies ...............  1996    218,621     774,366      100,000         28,470
  Vice President and             1995    205,341     547,263           --         20,087
  Chief Operating Officer        1994    195,660     430,019      100,000         13,788

Paul Coghlan ..................  1996    209,733     697,141       70,000         26,836
  Vice President, Finance and    1995    198,525     500,906           --         18,784
  Chief Financial Officer        1994    185,814     392,960       70,000         12,411

Robert C. Dobkin ..............  1996    215,214     733,649      150,000         27,933
  Vice President,                1995    199,241     511,381           --         19,022
  Engineering                    1994    188,423     394,810      150,000         12,757

Hans J. Zapf ..................  1996    210,191(3)  407,883       70,000         27,298
  Vice President,                1995    193,229(3)  260,430           --         18,353
  International Sales            1994    186,048(3)  175,502       40,000         12,155

---------------------------

(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.
(2) Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned by the officer during the fiscal year.
(3)   Includes sales commissions earned by Mr. Zapf for the fiscal year.

Option Grants in Last Fiscal Year

      The  following  table  shows,  as  to  the  Named  Officers,   information
concerning stock options granted during the year ended June 30, 1996.


                                                     Individual Grants
                                 --------------------------------------------------------    Potential Realizable Value at
                                   Number of     Percent of                                     Assumed Annual Rates of
                                   Securities   Total Options                                  Stock Price Appreciation
                                   Underlying    Granted to                                       for Option Term(3)
                                    Options     Employees in  Exercise Price   Expiration    -----------------------------
              Name                  Granted    Fiscal Year(1)   Per Share        Date(2)          5%               10%
--------------------------------  -----------  -------------- --------------   ----------    -----------     -------------
Robert H. Swanson, Jr. .........    200,000(4)      7.3%         $34.125         7/25/05      $4,299,000      $10,851,000
Clive B. Davies.................    100,000(5)      3.6           34.125         7/25/05       2,149,500        5,425,500
Paul Coghlan....................     70,000(5)      2.6           34.125         7/25/05       1,504,650        3,797,850
Robert C. Dobkin................    150,000(5)      5.5           34.125         7/25/05       3,224,250        8,138,250
Hans J. Zapf....................     70,000(5)      2.6           34.125         7/25/05       1,504,650        3,797,850
---------------------------

(1) The Company granted to employees in fiscal 1996 options to purchase 2,744,500 shares of Common Stock.

(2) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or disability or an acquisition of the Company.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price per share of the Company's Common Stock were to increase at such rates from the price at the date of the above grants ($34.125 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $55.62 per share and $88.38 per share, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future stock price growth.

(4) This non-statutory stock option was granted under the 1988 Incentive Stock Option Plan and has an exercise price equal to the fair market value on the date of grant. The option has a ten-year term and vests over five years at a rate of 20% of the shares subject thereto at the end of one year from the date of grant and 10% at the end of each six months thereafter. Subsequent to the end of fiscal 1996, the option was canceled and exchanged for an option with an exercise price of $24.75, which price represented the fair market value of the Common Stock as of the date of grant of such replacement option. In exchange for this new option, all vesting under the canceled option was lost and a new five-year vesting period was started.

(5) These non-statutory stock options were granted under the 1988 Incentive Stock Option Plan, and have exercise prices equal to the fair market value on the date of grant. All options have ten-year terms and vest over five years at a rate of 10% of the shares subject thereto at the end of six months from the date of grant and 10% at the end of each six months thereafter. Subsequent to the end of fiscal 1996, all options described above were canceled and exchanged for options with an exercise price of $24.75, which price represented the fair market value of the Common Stock as of the date of grant of such replacement options. In exchange for these new options, all vesting under the canceled options was lost and a new five-year vesting period was started.

Option Exercises And Holdings

         The following table provides information with respect to option exercises in fiscal 1996 by the Named Officers and the value of such officers' unexercised options at June 30, 1996:

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                          Number of Shares Underlying    Value of Unexercised In-the-
                                                         Unexercised Options At Fiscal    money Options at fiscal Year-
                               Shares                             Year-end                         end(2)
                              Acquired      Value       ------------------------------   -----------------------------
           Name             On Exercise   Realized(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------      -----------   -----------   ------------   ---------------   -----------    --------------
Robert H. Swanson, Jr. .....  25,000      $  671,250         65,000        300,000      $  893,750       $1,375,000
Clive B. Davies ............  50,664       1,843,709        234,000        156,000       5,128,625        1,029,500
Paul Coghlan ...............  22,000         884,430        230,000        110,000       5,419,746          737,750
Robert C. Dobkin ...........   5,000         145,000         85,000        210,000         962,500        1,031,250
Hans J. Zapf ...............  10,000         430,625        114,000         83,000       2,624,750          275,000

---------------------------

(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $30.00 per share on June 28, 1996 (the last trading day for fiscal 1996), minus the exercise price.


                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Linear Technology Corporation, the Nasdaq National Market and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductor Index"). The graph assumes that $100 was invested in the Company's Common Stock in the Nasdaq National Market and in the Semiconductor Index on the last trading day of the Company's 1991 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


     Year           S&P       LLTC     Nasdaq
     Jun-91         100       100       100
     Jun-92         117       201       118
     Jun-93         246       310       148
     Jun-94         261       475       148
     Jun-95         492       717       196
     Jun-96         451       654       249

--------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT


Introduction

         The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.

Compensation Philosophy

         The Committee has adopted an executive pay-for-performance philosophy covering all executive officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

Compensation Program

         The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

         Cash-Based Compensation

         Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

         Profit Sharing--Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and of operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all employees.

         Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the amount of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.

         Equity-Based Compensation

         Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to shareholders. The options vest over a five-year period to encourage option holders to continue in the employ of the Company. Approximately 33% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options held by the individual.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Chief Executive Officer Compensation

         The Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer.


Compensation Limitations for Tax Purposes

         The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. The Section generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances, as was the case in fiscal 1996. The Company has proposed for shareholder approval a Senior Executive Bonus Plan, which would mitigate this exposure in fiscal 1997 and thereafter. (See "Proposal 3 -- Adoption of Senior Executive Bonus Plan).

Summary

         The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

                                   Respectfully submitted by:

                                   The Compensation Committee

                                   David S. Lee
                                   Thomas S. Volpe
                                   Leo T. McCarthy
                                   Richard M. Moley






--------------------------------------------------------------------------------

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                            BY ORDER OF THE BOARD OF DIRECTORS


Dated: October 4, 1996

                                   APPENDIX A

                          LINEAR TECHNOLOGY CORPORATION
                        1996 INCENTIVE STOCK OPTION PLAN



     1.   Purposes of the Plan. The purposes of this Stock Plan are:

          o to attract and retain the best available personnel for positions of substantial responsibility,

          o to provide additional incentive to Employees, Directors and Consultants, and

          o    to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the Common Stock of the Company.

          (g) "Company" means Linear Technology Corporation, a California corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j)  "Disability"  means total and permanent  disability as defined in
     Section 22(e)(3) of the Internal Revenue Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing bid price for such stock as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder.

          (o) "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means a stock option granted pursuant to the Plan.

          (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (u)  "Optioned  Stock" means the Common Stock  subject to an Option.

          (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

          (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code.

          (x) "Plan" means this 1996 Incentive Stock Option Plan.

          (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (z) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (aa) "Service Provider" means an Employee, Director or Consultant.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 4,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of
          Section 162(m) of the Internal Revenue Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)   to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionee to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Non-statutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.   Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

               (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Non-statutory  Stock Option,  the per Share exercise price shall be determined by the Administrator. In the case of a Non-statutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the
Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)  Shareholder  Approval.   The  Company  shall  obtain  shareholder
     approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

     15.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                                                EDGAR APPENDIX A


                   ADOPTION OF THE SENIOR EXECUTIVE BONUS PLAN

         The Compensation Committee (the "Committee") of the Board of Directors has approved the adoption of a new Senior Executive Bonus Plan (the "Plan"). Adoption of the Plan is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual meeting. The Plan provides the Company's senior key executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company.


Background and Reasons for Adoption

         The Company has a performance-based bonus plan similar to the Plan, pursuant to which the Company rewards management for achieving certain performance objectives. However, under new section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in section 162(m). The Plan is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to its executives. The Company will continue to operate its current bonus plan, as well, for the compensation of senior executives and other key employees for whom section 162(m) is not an issue.


Description of the Plan

         The following paragraphs provide a summary of the principal features of the Plan and its operation.


Purpose of the Plan

         The Plan is intended to increase stockholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.


Administration of the Plan

         The Plan will be administered by the Committee in accordance with (1) the express provisions of the Plan and (2) the requirements of section 162(m).


Eligibility to Receive Awards

         Participation in the Plan is determined annually in the discretion of the Committee. In selecting participants for the Plan, the Committee will choose officers of the Company who are likely to have a significant impact on Company performance and be highly compensated. For fiscal 1997, the participants in the Plan are Messrs. Swanson and Davies. Participation in future years will be in the discretion of the Committee, but it currently is expected that two to nine officers will participate each year.

Target Awards and Performance Goals

         For each fiscal year, the Committee will establish: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals.

         Each participant's target award will be expressed as a percentage of his or her base salary. Base salary under the Plan means the lesser of: (1) 125% of the participant's annual salary rate on the first day of the fiscal year, or
(2) the participant's annual salary rate on the last day of the fiscal year.

          There are several performance measures which the Committee may use in setting the performance goals for any fiscal year. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: (1) annual revenue, and
(2) operating income expressed as a percent of sales.

         For fisal 1997, the Committee has established for the two Plan participants a combined performance goal with respect to: (1) operating profit return on sales (i.e. fiscal 1997 operating profit as a percentage of revenue), and (2) revenue growth from fiscal 1996 to fiscal 1997. The Committee has also established a formula, with such measurements as variables, which will determine actual awards.


Determination of Actual Awards

         After the end of each fiscal year, the Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Committee. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the Plan may exceed $3 million for any fiscal year.

         The Plan contains a continuous employment requirement. If a participant terminates employment with the Company prior to the end of a fiscal year, he or she generally will not be entitled to the payment of an award for the fiscal year. However, if the participant's termination is due to retirement, disability or death, the committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate.

         Awards under the Plan generally will be payable in cash after the end of the fiscal year during which the award was earned.

                                                                EDGAR APPENDIX B

                         LINEAR TECHNOLOGY CORPORATION
                      1996 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P The undersigned shareholder of Linear Technology Corporation, a R California corporation, hereby acknowledges receipt of the Notice of Annual O Meeting of Shareholders and Proxy Statement, each dated September 25, 1996 X and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of Y them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Linear Technology Corporation to be held on November 6, 1996, at 3:00 p.m. local time, at the Company's principal offices, 1630 McCarthy Boulevard, Milpitas, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

      This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the adoption of the 1996 Incentive Stock Option Plan, FOR the adoption of the Senior Executive Bonus Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                                                                SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                          SIDE



[ X ] Please mark
      votes as in
      this example.


THIS PROXY WILL BE VOTED AS DIRECTED,  OR, IF NO CONTRARY DIRECTION IS INDICATED,  WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED
NOMINEES AS DIRECTORS,  FOR THE ADOPTION OF THE 1996 INCENTIVE  STOCK OPTION PLAN, FOR THE ADOPTION OF THE SENIOR  EXECUTIVE BONUS
PLAN, FOR THE  RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT  AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON
SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS                                                                            FOR      AGAINST    ABSTAIN
Nominees: Robert H. Swanson, Jr.; David S. Lee; Leo T. McCarthy;    2. PROPOSAL TO ADOPT THE
          Richard M. Moley; Thomas S. Volpe.                           1996 INCENTIVE STOCK        [   ]      [   ]      [   ]
                                                                       OPTION PLAN:

                FOR             WITHHELD                            3. PROPOSAL TO ADOPT THE
               [   ]             [   ]          MARK HERE              SENIOR EXECUTIVE BONUS      [   ]      [   ]      [   ]
                                               FOR ADDRESS             PLAN:
[   ]                                           CHANGE AND [   ]
     --------------------------------------     NOTE BELOW          4. PROPOSAL TO RATIFY THE
     For all nominees except as noted above                            APPOINTMENT OF ERNST &      [   ]      [   ]      [   ]
                                                                       YOUNG LLP AS THE INDE-
                                                                       PENDENT AUDITORS OF THE
                                                                       COMPANY:

                                                                    In their discretion, upon such other matter or matters which may properly come before the meeting and any  adjournment(s)
                                                                    thereof.

                                                                    This  Proxy   should  be  marked,   dated,   signed  by  the
                                                                    shareholder(s)  exactly as his or her name  appears  hereon, and  returned  promptly in the  enclosed  envelope.  Persons signing  in a  fiduciary  capacity  should so  indicate.  If shares are held by joint  tenants or as community  property, both should sign.



Signature                                 Date                      Signature                      Date
